     As filed with the Securities and Exchange Commission on March 3, 2000



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ___________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             HOMEGROCER.COM, INC.
            (Exact name of registrant as specified in its charter)

Delaware                                            91-1863408
(State of incorporation or organization)            (IRS Employer
                                                    Identification No.)

10230 NE Points Drive                               98033-7879
Kirkland, WA                                        (Zip Code)
(Address of principal executive offices)

If this form relates to the registration of a       If this form relates to the registration
class of securities pursuant to Section 12(b)       of a class of securities pursuant to
of the Exchange Act and is effective pursuant       Section 12(g) of the Exchange Act and is
to General Instruction A.(c), check the             effective pursuant to General
following box. [ ]                                  Instruction A.(d), check the following
                                                    box. [X]

Securities Act registration statement file number to which this form relates:
                           __________ (if applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class            Name of each exchange on which
           to be so registered            each class is to be registered
           -------------------            ------------------------------
                   None                                 None

       Securities to be registered pursuant to Section 12(g) of the Act:

                      Common stock, no par value per share
                      ------------------------------------
                                (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

     Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 filed via EDGAR on December 17, 1999 (SEC File No. 333-93015), as subsequently amended (the "Form S-1 Registration Statement").

Item 2.   Exhibits
          --------

          The following exhibits are filed as a part of this Registration
Statement:

               1.1 Specimen certificate for Registrant's Common Stock -- incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

               2.1 Restated Certificate of Incorporation -- incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

               2.2 Amended and Restated Articles of Incorporation-- incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

               2.3 Form of Second Amended and Restated Articles of Incorporation to be filed with the Washington Secretary of State upon the Registrant's reincorporation in Washington -- incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement.

               2.4  Bylaws (Delaware) -- incorporated herein by reference to
                    Exhibit 3.4 to the Form S-1 Registration Statement.

               2.5  Bylaws (Washington) -- incorporated herein by reference to
                    Exhibit 3.5 to the Form S-1 Registration Statement.

               2.6 Third Amended and Restated Investor Rights Agreement dated September 30, 1999 between the Registrant and certain holders of the Registrant's securities -- incorporated herein by reference to Exhibit 4.2 to the Form S-1 Registration Statement.

               2.7 Warrant Agreement to purchase Series C Preferred Stock dated November 9, 1998 issued by HomeGrocer.com in favor of Comdisco, Inc. -- incorporated herein by reference to
                    Exhibit 4.3 to the Form S-1 Registration Statement.

               2.8 Warrant Agreement to purchase Series D Preferred Stock dated September 15, 1999 issued by HomeGrocer.com in favor of Comdisco, Inc. -- incorporated herein by reference to
                    Exhibit 4.4 to the Form S-1 Registration Statement.

               2.9 Form of Common Stock Purchase Warrant issued by HomeGrocer.com to certain lenders -- incorporated herein by reference to Exhibit 4.5 to the Form S-1 Registration Statement.

               2.10 Form of Common Stock Warrant Certificate issued by
                    HomeGrocer.com in connection with its preferred stock financings -- incorporated herein by reference to Exhibit
                    4.6 to the Form S-1 Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:March 3, 2000                     HOMEGROCER.COM, INC.

                                       By: /s/ Kristin H. Stred
                                           --------------------------
                                           Kristin H. Stred, Senior Vice
                                           President, General Counsel and
                                           Secretary
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                               INDEX TO EXHIBITS


Exhibit No.                      Description
-----------                      -----------

    1.1 Specimen certificate for Registrant's Common Stock --incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

    2.1 Restated Certificate of Incorporation -- incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

    2.2 Amended and Restated Articles of Incorporation--incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

    2.3 Form of Second Amended and Restated Articles of Incorporation to be filed with the Washington Secretary of State upon the Registrant's reincorporation in Washington --incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement.

    2.4        Bylaws (Delaware) -- incorporated herein by reference to Exhibit
               3.4 to the Form S-1 Registration Statement.

    2.5        Bylaws (Washington) -- incorporated herein by reference to
               Exhibit 3.5 to the Form S-1 Registration Statement.

    2.6 Third Amended and Restated Investor Rights Agreement dated September 30, 1999 between the Registrant and certain holders of the Registrant's securities -- incorporated herein by reference to Exhibit 4.2 to the Form S-1 Registration Statement.

    2.7 Warrant Agreement to purchase Series C Preferred Stock dated November 9, 1998 issued by HomeGrocer.com in favor of Comdisco, Inc. -- incorporated herein by reference to Exhibit 4.3 to the Form S-1 Registration Statement.

    2.8 Warrant Agreement to purchase Series D Preferred Stock dated September 15, 1999 issued by HomeGrocer.com in favor of Comdisco, Inc. -- incorporated herein by reference to Exhibit 4.4 to the Form S-1 Registration Statement.

    2.9 Form of Common Stock Purchase Warrant issued by HomeGrocer.com to certain lenders -- incorporated herein by reference to Exhibit
               4.5 to the Form S-1 Registration Statement.

    2.10 Form of Common Stock Warrant Certificate issued by HomeGrocer.com in connection with its preferred stock financings -- incorporated herein by reference to Exhibit 4.6 to the Form S-1 Registration Statement.